Exhibit 10.1

                            SHARE PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") as of February 9, 2000 by and between MIRACLE ENTERTAINMENT, INC. formerly known as 1ST MIRACLE GROUP, INC., ("MIRACLE" and or "BUYER"), a New York corporation, and a wholly-owned subsidiary of 1ST MIRACLE GROUP INC. (Canada), having its principle place of business at 8730 Sunset Boulevard, Penthouse East, West Hollywood, California 90069, K-9 PROTECTION, INC. ("K-9" OR THE "CORPORATION"), a Nevada corporation with its principle place of business at 2080 Flamingo Road, Las Vegas, Nevada 89119, and the SHAREHOLDERS OF K-9 PROTECTION, INC. (collectively the "Shareholders" or "SELLERS"), being the owners of record of all of the issued and outstanding stock of K-9.

                              W I T N E S S E T H:

         WHEREAS, SELLERS are desirous of selling, transferring and/or exchanging all the issued and outstanding shares of Common Stock, $.001 par value (" K-9 Common Stock") owned by SELLERS in K-9 or issuable to the SELLERS upon the conversion or exercise of derivative securities of K-9 (collectively, the "K-9 Shares"); and

         WHEREAS, BUYER is desirous of purchasing from SELLERS the K-9 Shares;
and

         WHEREAS, the Share Purchase/Plan of Reorganization was agreed upon on February 9, 2000, supplemented and modified on March 18, 2000 and July 5, 2000; and

         WHEREAS, the parties are desirous of memorializing the Agreement and supplemental agreements by the within Agreement.

                  NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND CONDITIONS HEREINAFTER SET FORTH, THE PARTIES AGREE AS
                  FOLLOWS:

1.       SALE AND PURCHASE OF COMMON STOCK

         Subject to the satisfaction of the terms and conditions of this Agreement, and in reliance upon the covenants, representations and warranties contained herein:

         1.1       Sale of K-9 Shares Owned by SELLERS

         As of the Closing Date (as hereinafter defined), each of the SELLERS shall sell, assign, convey, exchange and transfer to BUYER, free and clear of any liens or encumbrances or restrictions, and BUYER shall purchase and/or receive in exchange from each SELLER, all right, title, and interest of such SELLER in and to the K-9 Shares owned by such SELLER for the consideration stated herein. It is understood and agreed that the delivery of an executed copy of this Agreement from each such SELLER or SELLER's authorized representative is a condition precedent to the closing (as hereinafter defined).


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2.       PURCHASE PRICE AND EXCHANGE BY BUYER FOR K-9 COMMON STOCK

         2.1      Purchase Price.

                  The purchase price for the K-9 Shares (the "Purchase Price") shall consist of $200,000 payable on closing to SELLER'S representative Chapman & Flanagan, Ltd. ("SELLERS' REPRESENTATIVE") and to be distributed to SELLERS pro-rata, based on their respective ownership of the K-9 Shares as set forth in Exhibit "I" annexed hereto.


         2.2      Delivery of Certificates.

           Each Shareholder shall deliver such certificates(s) to MIRACLE, and shall receive in exchange a pro-rata payment for the K-9 shares based upon the agreed purchase price of $200,000. The transfer of K-9 Shares by the Shareholders shall be effected by the delivery to MIRACLE at the Closing of certificates representing the transferred K-9 Shares endorsed in blank or accompanied by stock powers executed in blank.

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each STOCKHOLDER represents jointly and severally as to himself or itself, as applicable, as follows:

         3.1      Authorization of Agreement

                  SELLERS have the power and authority to enter into this Agreement and to sell to BUYER the K-9 Shares. This Agreement constitutes the legal, valid and binding obligation of SELLERS and is, enforceable against SELLERS in accordance with its terms. Neither the execution and performance of this Agreement, nor the consummation of the transactions contemplated hereby will result in the violation of any provision of state, federal law, or the law of any foreign jurisdiction, any order by any court or other agency of government applicable to SELLERS.

         3.2      Title to the Shares

                  SELLER owns, and will on the Closing Date convey and exchange title to the K-9 Shares owned by him or it, free and clear of any liens, encumbrances and restrictions.

                  SELLER or SELLERS REPRESENTATIVE, on closing, will issue a General Release in favor of the CORPORATION as contained in this Agreement.


         3.3      Broker or Finder.

                  There is no person, firm or corporation retained by SELLERS which is entitled to any brokerage or finders' fee with respect to the sale of K-9 Shares by SELLERS except for Ocean Wind, Ltd. SELLERS will indemnify and hold BUYER harmless from any claim for brokerage or finders' fees arising out of the transactions contemplated by this Agreement made by any person, including the Broker stated herein, claiming to have been engaged by SELLERS.



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         3.4      Further Assurances.

                  At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as MIRACLE may request in order sell, transfer, and assign the K-9 Shares to MIRACLE and to confirm MIRACLE's title thereto.

4.       REPRESENTATIONS AND WARRANTIES OF  K-9  AND SELLERS

         K-9 and each SELLER to its knowledge represents and warrants severally and jointly as follows:

         4.1      Organization

                   K-9 is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. There are no subsidiary corporations of K-9. Additionally, K-9 warrants and represents that it is a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all reports required to be filed under the Exchange Act as of the date of this Agreement. K-9 also agrees to file or at MIRACLE's sole discretion, assist Miracle with the filing of a Form 8-K/A Report amending any prior filings so as to disclose the terms of this transaction.

         4.2      Qualification

                  The CORPORATION has the corporate power and authority to own its properties and to carry on its business as now being conducted and is qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership or leasing of its properties require such qualification.

4.3      Authorization of Agreement

                  (a) SELLERS' REPRENTATIVE has received written authorization from all Shareholders to execute the within Agreement and any other documentation to facilitate the sale of the K-9 Shares.

                  (b) The Board of Directors of K-9 , by resolution duly adopted at a meeting or by unanimous written consent has duly approved this Agreement.

                  (c) This Agreement constitutes the legal, valid and binding obligation of K-9 and is enforceable in accordance with its terms. Neither the execution and performance of this Agreement, nor the consummation of the transactions contemplated hereby will result in the violation of any provision of state, federal law, or the law of any foreign jurisdiction, any order by any court or other agency of government applicable to SELLERS or the CORPORATION, the Certificate of Incorporation or By-laws of the CORPORATION or any indenture, Financing Agreement, Stockholders Agreement, or other instrument or agreement to which they are a party or by which they are bound, or be in conflict herewith, result in a breach thereof, or constitute (with due notice or lapse of time or both) a default thereunder.

4.4      Capitalization

                  K-9 and SELLERS represent that all of the issued and outstanding shares of capital stock of K-9 aggregate 1,025,000 shares as enumerated in Exhibit I, annexed hereto and made a part hereof, and all of said Shareholders have authorized SELLERS' REPRESENTATIVE to release said 1,025,000 shares in escrow and to release the share certificates and stock powers to MIRACLE upon payment.



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         4. 5     Financial Statements

                  (a) The financial statements (Schedule 4.5) of K-9 for the year ended December 31, 1998, audited by Barry L. Friedman, Certified Public Accountant, consisting a balance sheet, statement of operations, statement of cash flows and statement of stockholders' equity, including the footnotes, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the financial position of the CORPORATION.

                  (b) The unaudited financial statements (Schedule 4.5) of K-9 as of September 30, 1999 consisting of a balance sheet, statement of operations, statement of cash flows and statement of stockholders' equity, have been prepared in accordance with GAAP applied on a consistent basis, and fairly present the financial position of the CORPORATION as at September 30, 1999, subject to normal year end audit adjustments, provided such adjustments are not material individually or in the aggregate.

                   (c) There has been no material adverse change in the financial condition, results of operations, assets or liabilities of the CORPORATION since September 30, 1999 which has not been adequately provided for or disclosed in the financial statements or that has not been disclosed in writing to BUYER.

         4.6      Regulation

                  The CORPORATION has obtained and maintains all permits and licenses which are necessary for the conduct of its business.

         4.7      Taxes

                  The CORPORATION has filed all tax returns as may be required by the CORPORATION including, without limitation, income, franchise, sales, use and payroll tax returns, and all annual reports and other returns and reports, heretofore required to be filed by them. All taxes known to be due on such returns have been paid, other than taxes not yet due or which may hereafter be paid without penalty. The CORPORATION'S federal, state or country of incorporation income tax returns have not, since formation of the CORPORATION, and to SELLERS' knowledge and belief, been audited by the Internal Revenue Service (or applicable governmental agency) or by any state taxing authority in the jurisdictions in which the CORPORATION is incorporated, qualified or conducts business. SELLERS have no knowledge of any tax deficiency or additional assessments not adequately provided for on the books of the CORPORATION. There are no tax audits, pending or due, and SELLERS have received no notice from any person agency or authority that a tax audit may be imminent.

         4.8      Litigation

                  There are no actions, suits or proceedings, pending or, to the best of the knowledge of SELLERS, threatened, at law or in equity or, involving the possibility of a judgment against the CORPORATION.

         4.9      Indebtedness

                    There exist no default by the CORPORATION under the provisions of any instrument evidencing any indebtedness of the CORPORATION or any agreement relating thereto which entitles the holder thereof to accelerate the repayment of any such indebtedness.

         4.10     Title to Properties

                  The CORPORATION has good and marketable title to the properties and assets owned by it, and there are no mortgages, pledges, liens, charges, security interests or encumbrances against said property or assets.



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         4. 11    Absence of Certain Changes with respect to CORPORATION.

                  Except as set forth in the financial statements, and officers certificates of the CORPORATION between September 30, 1999, and the date of execution of this Agreement, there has not been:

                  (a) Any material adverse change in the condition, assets liabilities or business of the CORPORATION, from that shown in the financial statements.

                  (b) Any damage, destruction or loss of any of the properties or assets of the CORPORATION (whether or not covered by insurance) materially adversely affecting the business of the CORPORATION, taken as a whole;

                  (c) Any declaration or setting aside for payment of any dividends or other distribution in respect of any of the issued and outstanding K-9 stock, or any direct or indirect redemption, dividends, purchase or other acquisition of any such stock.

                  (d) Any labor trouble of any character, materially adversely affecting the business of the CORPORATION, taken as a whole;

                  (e) Any material increase (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the CORPORATION by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (f) Any waiver or compromise by the CORPORATION of a valuable right or of a material debt owed to them, taken as a whole;

                  (g) Any loans made by the CORPORATION to its employees, officers, or directors;

                  (h) There has not been any issuance or sale by the CORPORATION of any shares of its common stock or other securities;

                  (i) Any agreement or commitment by the CORPORATION to do any of the things described in this Section that would be in violation of the warranties and representations contained herein.

                  (j) There has been no material change with respect to the payment of salaries or other benefits to employees of the CORPORATION.

         4.12     Performance of Contracts; Leases; Agreements.

                  The CORPORATION and its affiliates are not a party to any agreement (written or oral) or instrument or subject to any charter or other corporate restriction materially adversely affecting its business, properties, or assets, operations or condition, financial or otherwise. The CORPORATION is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

         4. 13    Shareholders' Directors and Officers; Indebtedness

                  There is no material indebtedness by the CORPORATION, to its officers, directors, employees and shareholders or material indebtedness of such persons to the CORPORATION. As of the Closing Date, all loans and advances to SELLERS and their relatives from the CORPORATION, and from the CORPORATION to SELLERS and their relatives, will have been paid in full.



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         4.14     Consents

                  All material consents, approvals, qualifications, orders or authorizations of, filings with, any governmental authority, or any other party or entity, including any court, required in connection with SELLERS' valid execution, delivery or performance of this Agreement or the consummation of any other transaction contemplated on the part of the CORPORATION and SELLERS by this Agreement and the agreements related hereto have been obtained.

         4.15     Employees

                  To SELLERS' knowledge, no employee of the CORPORATION is, by virtue of his employment by the CORPORATION and the nature of the duties which he performs for the CORPORATION, in violation of any non-competition or confidentiality agreement with any third-party. To SELLERS' knowledge, no union is attempting to represent any of the CORPORATION'S employees as a collective bargaining agent.

         4. 16    No Pension and Retirement Plans

                  SELLERS warrant and represent to BUYER that there are no pension and/or retirement plans of the CORPORATION. Additionally, SELLERS warrant and represent that the CORPORATION does not have liability with respect to any pension and/or retirement plans other than administration.

4.17     Personal Holding Company

                  To the best of SELLERS' knowledge and belief, the CORPORATION is not a personal holding company, nor is it subject to a Hart Scott Rodino filing.

         4.18     Inactive Corporations

                  K-9 has no subsidiary corporation or corporations. SELLERS warrant and represent that (a) any prior or past subsidiary corporations are dissolved or are currently inactive, and (b) none of the inactive corporations, to the best of SELLERS' knowledge, has any material unpaid liabilities, except only franchise and similar taxes. SELLERS agree, at the Closing, to assign to BUYER all of SELLERS' right, title and interest in and to each of the inactive corporations.

4.19     Treasury Stock

                  All amounts payable for treasury stock, if any, has been fully paid.

         4.20     Due Diligence

                  SELLERS and K-9 warrant that their representatives have conducted a due diligence review to their satisfaction of the business and financial condition of MIRACLE and its subsidiaries as to the date of this Agreement.


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         4.21     Intellectual Property

                  (a) All intellectual property including but not limited to all works in progress, software, software code, patents, trademarks, and copyrights both common law and registered that are owned by CORPORATION are listed on
Schedule 4.21. Additionally, SELLERS and CORPORATION represent that there are no claims for infringement with respect to the intellectual property on Schedule 4.21.

4.22     Year 2000 Compliance

                  That the CORPORATION warrants and represents that all of its software systems and products are Year 2000 compliant.

4.23     Representations Complete

         No representation or warranty of the SELLERS or K-9 contained to this Agreement contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make any statement or act contained herein or therein, in the light of the circumstances under which such statements and acts were made, not misleading, except that any such document or certificate which is dated speaks as of the date stated and not the present.

5.       REPRESENTATIONS AND WARRANTIES OF BUYER

          MIRACLE represents and warrants to K-9 and SELLERS as follows:

         5.1      Organization and Qualification

                  MIRACLE is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect. The copies of the certificate of incorporation and by-laws of MIRACLE previously furnished to K-9 are true, complete and correct copies of such documents as in effect on the date of this Agreement. As used herein, "Material Adverse Effect" means any adverse change, circumstances or effect that is materially adverse to the business, financial condition or results of operations of MIRACLE, other than any change, circumstance or effect relating to (i) the economy or securities markets in general, or (ii) the industries in which Buyer operates and not specifically relating to BUYER which has not been disclosed to SELLERS.

5.2      Broker or Finder

                  No person or company acting on BUYER'S behalf is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.


         5.3      Authority: No Conflicts.

(a) MIRACLE has all the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of MIRACLE. This Agreement has been or will be duly executed and delivered by BUYER and constitute or will constitute valid and binding agreements of MIRACLE, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles.



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


(b) The execution and delivery of this Agreement by BUYER does not or will not, as the case may be, and the consummation by MIRACLE of the transactions contemplated hereby will not conflict with, or result in a violation pursuant to
(i) any provision of the certificate of incorporation or by-laws of MIRACLE (ii) except as would not have a Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to herein, or any loan or credit agreement note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MIRACLE its properties or assets.

         5.4      Litigation

                  As of the closing date, to the best of its knowledge, there are no suits, actions or proceedings pending against Miracle.

         5.5      Board Approval

                  The Board of Directors and sole stockholder of MIRACLE, by resolutions duly adopted at meetings duly called and held and not subsequently rescinded or modified in any way, has duly approved this Agreement and the acquisition of K-9.

         5. 6     Investment Matters

                  BUYER is purchasing the K-9 shares for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

6.       COVENANTS OF K-9 RELATING TO CONDUCT OF BUSINESS

          K-9 agrees with MIRACLE as follows::

                  Conduct Pending Closing

                  No change will be made in the charter documents, by-laws, or other corporate documents of MIRACLE and K-9 except that Stockholders of K-9 have approved a change of name of K-9 to MIRACLE Entertainment, Inc., or 1st MIRACLE Group Inc, at the discretion of the Board of Directors of MIRACLE.

7.       ADDITIONAL AGREEMENTS

7.1      Best Efforts.

                  (a) Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable after the date hereof.


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


                  (b) In furtherance and not in limitation of covenants of the parties contained in Section 7.1 (a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any regulatory law, K-9 shall cooperate in all respects with each other and use their respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

7.2      Fees and Expenses

                  BUYER and K-9 will be responsible for their respective costs and expenses for all professional services incurred in connection with this Agreement and the transactions contemplated hereby on the Closing Date.

8.       CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE  K-9  SHARES

                  Each obligation K-9 and SELLERS to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in the within Agreement and in this Section 8, except to the extent that such condition is waived by BUYER in writing.

8.1      Performance by K-9 and SELLERS.

(a) K-9 and SELLERS shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement required to be performed or complied with by them on or before Closing.

(b) K-9 's Officers and Board of Directors, as set forth in Schedule 8.1, will submit their resignations upon closing.


         8.2      Written Verification of Representations and Warranties

                  SELLERS and K-9 shall have delivered to MIRACLE a certificate of the President and Chief Executive Officer of K-9 and all subsidiaries of K-9 in the form attached hereto as Exhibit "II" dated as of closing certifying that all of the representations and warranties made by K-9 , its subsidiaries and SELLERS in this Agreement are true and correct in all material respects on and as of the closing date.

         8.3      Defaults

                  There shall exists as of the Closing Date, no condition or event which constitutes, or which after notice or lapse of time or both would constitute a material default by SELLERS or K-9 under this Agreement.

9.       CONDITIONS TO SELLERS' CLOSING OBLIGATIONS

         Each obligation of BUYER to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 9, except to the extent that such satisfaction is waived by SELLERS in writing.

                  Performance by  MIRACLE.

                  MIRACLE shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement required to be performed or complied with by MIRACLE on or before Closing.



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10.      TAXES FOR PERIOD ENDING ON CLOSING DATE

         10.1     Preparation and Filing of Corporation Returns for the
CORPORATION.

                  (a) SELLERS, or their representatives at the expense of MIRACLE (said cost to be reasonable and customary), shall prepare the federal, state, local or foreign income and other tax returns of the CORPORATION (collectively "Returns") for the period from the end of the most recent federal income tax year of the CORPORATION to the Closing Date based on the books and records of the CORPORATION maintained for such periods by the CORPORATION. SELLERS shall submit such Returns to the CORPORATION and SELLERS shall promptly execute and file such Returns. At the request of SELLERS, MIRACLE agrees to cause the CORPORATION to make available to SELLERS, for the purpose of preparing such Returns (and contesting any claims subsequently made for adjustment of such Returns), all books and records of the CORPORATION for any relevant periods, and SELLERS shall have the right to make extracts from and copies of such books and records.

                  (b) BUYER will promptly notify the SELLERS in the event any tax return of the CORPORATION for any taxable period that is audited. If the SELLERS, by notice to MIRACLE, appoint a representative (the "Representative") to participate in such audit, MIRACLE will keep the Representative apprised of the status of the audit, provide him with copies of any revenue agent's reports, 30-day letters, 90-day letters or similar documents and allow him to participate in the audit with respect to issues which, if decided adversely to the CORPORATION, or would give rise to any claim by MIRACLE against SELLERS under this Agreement. The parties hereto are aware that the provisions of the Internal Revenue Code shall apply for purposes of any administrative or judicial proceeding involving the federal income tax liability of the CORPORATION for any Prior Period that is reflected on tax returns filed by SELLERS.

11.      INDEMNIFICATION.

         11.1     The SELLERS Obligation to Indemnify.

                  From and after the Closing Date, the SELLERS jointly and severally shall, subject to the limitations hereinafter set forth, indemnify and hold harmless MIRACLE and the CORPORATION from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees (collectively, "Damages"), arising out of or caused by any or all of the following:

                  (a) Any misrepresentation or breach of any warranty or representation made by SELLERS in this Agreement; and

                  (b) Any failure by SELLERS to perform any term or provision of this Agreement to be performed by them.

11.2     Notices, Defenses and Payments.

                  With respect to each event, occurrence or matter ("Indemnification Matter") as to which BUYER, (referred to as the "Indemnitee"), is entitled to indemnification from the SELLERS (the "Indemnitor") under this
Section 11:

                  (a) Upon the Indemnitee's receipt of written documents underlying the Indemnification Matter, or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall promptly give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice").



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


                  (b) If a third party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, assume and have sole control over the litigation, defense or settlement thereof (collectively, "Defense"), except that the Indemnitee may, at its option and expense and through counsel of its choice, participate in the Defense. The Indemnitor and the Indemnitee shall fully cooperate with each other in connection with such third party action, suit, claim or demand, including without limitation by furnishing all available documentary or other evidence as is reasonably requested by the other.

         (c) All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within thirty (30) days after a final settlement or agreement as to the amount owed is reached, or after a final judgment or order (without further right of appeal) determining the amount owed is rendered.

12.      CLOSING.

         The closing (the "Closing") under this Agreement will be subject to mutual agreement to all exhibits and shall take place as soon as reasonably practical (the "Closing Date").


13.      NOTICES.

         All notices, which are permitted or required under this Agreement shall be in writing and delivered personally or sent by photocopy, facsimile or other electronic means or by registered or certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

                           If to  K-9  and SELLERS:
                           2080 E. Flamingo Road
                           Las Vegas, NV  89119

                           With a copy to:
                           Chapman &  Flanagan, Ltd.
                           2080 E. Flamingo Road
                           Suite 112
                           Las Vegas, NV 89119

                           If to  MIRACLE:
                           8730 Sunset Blvd.
                           Penthouse East
                           West Hollywood, CA 90069

                           With a copy, which copy shall not constitute notice, to:
                           Baratta & Goldstein
                           597 Fifth Avenue
                           New York, NY 10017

         Notices will be deemed delivered (except as otherwise provided in this Agreement) when delivered personally or upon being mailed by prepaid certified or registered mail with return receipt requested or by such other method (including air courier) which provides for a signed receipt upon delivery, provided that any notice of change of address shall be effective only upon receipt.



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


         The addresses set forth above shall be conclusive for all purposes unless and until written notice of a change of addresses shall be sent to the parties herein.

14.      MISCELLANEOUS.

         14.1     Payments.

                  All payments pursuant to this Agreement shall be made in United States dollars.

         14.2     Waiver, Remedies Cumulative, etc.

                  (a)      Waiver.

                  No delay on the part of BUYER in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy. No modification or waiver of any provision of this Agreement, nor consent to any departure by MIRACLE or SELLERS therefrom, shall be effective in any event unless the same shall be in writing, and then such waiver, consent or modification shall be effective only in the specific instance, and for the purpose, for which given.

                  (b)      Special Waiver.

                  Notwithstanding the foregoing, BUYER shall have the right to waive compliance by SELLERS with any of the provisions hereof, or to modify such provisions to a less restrictive obligation of SELLERS, on such terms as BUYER shall determine in its sole discretion, with or without prior notice to SELLERS.

                  (c)      Remedies.

                  The rights, powers, privileges and remedies hereunder are hereby expressly specified to be cumulative and not exclusive of any right, power, privilege or remedy which the parties hereto would otherwise have, except that the rights of the parties hereto to obtain damages shall be limited as provided in the within Agreement.

         14.3     Entire Agreement.

                  This Agreement and the other agreements provided for herein embody the entire agreement and understanding among MIRACLE and K-9 and SELLERS, and supersede all prior agreements and understandings between MIRACLE and K-9 and SELLERS relating to the subject matter hereof and thereof.

         14.4     Parties in Interest.

                  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective legal representatives, successors and assigns of the parties hereto, whether so expressed or not; provided, however, MIRACLE shall have the right to assign this Agreement, or its rights hereunder, prior to the Closing, to an affiliate or wholly-owned subsidiary of MIRACLE.



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



14.5     Legal Representation

                  STOCKHOLDERS have been afforded an opportunity to be represented by their own legal counsel and have elected to proceed to execute this Agreement and all related agreements. Chapman & Flanagan, Ltd. have represented K-9 and Sellers in this transaction.

         14.6     Knowledge of SELLERS

                  For purposes of this Agreement, the phrases "to the knowledge of" or "to the best knowledge of" or words of similar imports as they relate BUYER, means the actual knowledge of the BUTER.

         14.7     Law Governing.

                  This Agreement is being executed and delivered and is intended to be performed in New York and shall be construed and enforced in accordance with, and governed by, the laws and decisions of such State.

         14.8     Counterparts.

                  This Agreement may be executed simultaneously in one or more counterparts thereof, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14.9     Severability.

                  If any provision of this Agreement is construed to be prohibited or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforced with out regard thereto.

        14.10    Section Headings.

                  Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         14.11    References.

                  All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific Section or Subsection.


         14.12    Consent to Jurisdiction.

                  MIRACLE and SELLERS hereby submits to the exclusive jurisdiction of the courts of the State of New York and/or the Federal courts of the United States of America located in the Southern District of New York in respect of the interpretation and enforcement of the provisions of this Agreement, or any document or instrument delivered pursuant hereto and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or any document or instrument delivered pursuant hereto, that he or it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement or any document or instrument delivered pursuant hereto may not be enforced in or by said courts that the action, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, suit or proceeding is improper.

                  SELLERS and MIRACLE agree that final judgment (with all rights of appeal having been expired or waived) against them in any such action, suit or proceeding shall be conclusive and that MIRACLE or the SELLERS are, as the case may be, entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

         14.13    No Third Party Beneficiaries:  Closing Adjustment

                  (a) Except as specifically provided in Section 14.4 hereof, no provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement or any remedy for breach of this Agreement to or upon any third party.

                  (b) To the extent of an increase in the amount of accrued liabilities for the period from the last financial statement of CORPORATION through the Closing Date (the "Period") any such increase shall be reimbursed to BUYER by SELLERS jointly and severally on a pro-rata basis.





               The Remainder of this Page Intentionally Left Blank

         14.14 Each Seller agrees that by executing the Agreement, it hereby releases the CORPORATION and the BUYER and its respective successors and assigns from all actions, suits, debts, claims, and demands whether in law or equity which the SELLER ever had, or may hereafter have against the CORPORATION or the BUYER existing on or prior to the date hereof; provided that nothing contained herein shall constitute a release of BUYER from any and all of their obligations under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in the name and on behalf of each of them by one of their respective officers, thereunto duly authorized, this _______ day of July 2000.


                                               MIRACLE ENTERTAINMENT, INC. F/K/A
                                               1ST MIRACLE GROUP, INC. (NY)


                                              By:  ___________________________



                                                    K-9 PROTECTION , INC.


                                              By:   ___________________________




                                            SELLERS'  REPRESENTATIVE



                                            SELLERS: __________________________


Consented to
1ST MIRACLE GROUP, INC.



By: _________________________

                   LISTING OF EXHIBITS/SCHEDULES


EXHIBIT I:          Sellers Ownership of Shares in K-9 Protection, Inc.

EXHIBIT II:         Officer Certificates - K-9 Protection



Schedule 4.5:       Financial Statements of K-9 Protection, Inc.

Schedule 4.21:      Intellectual Property

Schedule 8.1:       K-9 Protection, Inc. Officers and Directors Resignations